Exhibit 10.2
INFINERA CORPORATION
2007 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT
1.    I hereby elect to participate in the Infinera Corporation 2007 Employee Stock Purchase Plan (the “Plan”) and subscribe to purchase shares of the Common Stock of Infinera Corporation (the “Company”) in accordance with this Subscription Agreement (including any country-specific appendices hereto) (the “Agreement”) and the Plan. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

2.    By enrolling in the Plan and making my online enrollment elections, I hereby authorize payroll deductions from each paycheck in the amount of the elected percentage of my Compensation on each payday (from 0 to 15%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

3.    I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option on the Exercise Date and purchase the maximum number of whole shares of Common Stock under the Plan. I understand that no fractional shares of Common Stock will be purchased. I further understand that any payroll deductions accumulated in my account which are not sufficient to purchase a full share of Common Stock will be retained in my account, without interest, for the subsequent Purchase Period and/or Offering Period.

4.    I understand that the option to purchase shares of Common Stock is not transferable and is exercisable only by me during my lifetime.

5.    I understand that I may decrease (but not increase) the rate of my payroll deductions during the Offering Period; provided, however, that I may make only one payroll deduction change during each Offering Period.

6.    I understand that shares of Common Stock purchased for me under the Plan should be issued in my name or in my name and the name of my spouse only.

7.    I acknowledge and agree that regardless of any action the Company or my employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, employment tax, payment on account or other tax-related items related to my participation in the Plan and legally applicable to me (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains my responsibility and may exceed the amount actually withheld by the Company and/or the Employer. I further acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the option to purchase shares of Common Stock, including but not limited to, including the grant of the option to purchase shares of Common Stock, the purchase of Common Stock, the subsequent sale of Common Stock acquired under the Plan and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the option to purchase shares of Common Stock to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, I acknowledge and agree that if I am subject to tax in more than one jurisdiction between the Offering Date and the date of any relevant taxable or tax withholding event, the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
I agree to pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items prior to any taxable or tax withholding event, as applicable. In this regard, I authorize the Company and/or the Employer, or their respective agents to satisfy the obligations with regard to all Tax-Related Items by withholding from my Compensation or, in the Administrator’s sole discretion, by withholding by one or a combination of the following: (1) withholding from my Compensation; (2) withholding from proceeds of the sale of shares of Common Stock acquired on the Exercise Date either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization); or (3) withholding in shares of Common Stock otherwise deliverable to me. I understand that if the Company withholds any Tax-Related Items from proceeds of the sale of shares acquired on the Exercise Date, only whole shares of Common Stock will be sold to satisfy any Tax-Related Items. I acknowledge and agree that the number of shares of Common Stock sold will be rounded up to the nearest whole share of Common Stock, with a cash refund remitted to me for the value of the shares of Common Stock sold in excess of the Tax-Related Items (and any associated broker or other fees), all pursuant to such procedures as the Administrator may specify from time to time.
I understand that to avoid any negative accounting treatment, the Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. I further understand that if the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, I will be deemed to have been issued the full number of shares of Common Stock acquired on the Exercise Date, notwithstanding that a number of shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the option to purchase shares of Common Stock and my participation in the Plan.

Finally, I agree to pay to the Company and/or the Employer any amount of the Tax-Related Items that the Company, the Employer and/or any Subsidiary of the Company may be required to withhold or account for as a result of my participation in the Plan that cannot be satisfied by the means previously described. I acknowledge and agree that the Company may refuse to honor the purchase or refuse to deliver the shares of Common Stock or the proceeds of the sale of shares of Common Stock if I fail to comply with my obligations in connection with the Tax-Related Items.
For U.S. Employees Only: I understand that if I dispose of any shares received by me pursuant to the Plan within two (2) years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or one (1) year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount neces-sary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the two (2)-year and one (1)-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

8.    By participating in the Plan and making my online enrollment elections, I acknowledge and agree that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and may be amended, altered, suspended or terminated by the Company at any time;

(b)    the grant of the option to purchase share of Common Stock is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c)    all decisions with respect to future options to purchase shares of Common Stock, if any, will be at the sole discretion of the Company;

(d)    I am voluntarily participating in the Plan;

(e)    my participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate my employment relationship at any time;

(f)    the option to purchase shares of Common Stock and the Common Stock are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer and which is outside the scope of my employment contract, if any;

(g)    the option to purchase shares of Common Stock and the Common Stock are not intended to replace any pension rights or compensation;

(h)    the option to purchase shares of Common Stock and the Common Stock are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal or end-of-service payments, bonuses, long-term service awards, pension or retirement or welfare benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past employment or services for the Company, the Employer and/or any Subsidiary;

(i)    the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;

(j)    no claim or entitlement to compensation or damages shall arise from forfeiture of the option to purchase shares of Common Stock under the Plan resulting from termination of my employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and in consideration of the option to purchase shares of Common Stock under the Plan to which I am otherwise not entitled, I irrevocably agree never to institute any claim against the Company or the Employer, waive my ability, if any, to bring any such claim, and release the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, I shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims; and

(k)    in the event of termination of active employment (whether or not in breach of local labor laws), my right to participate in the Plan, if any, will terminate effective as of the date that I am no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when I am no longer actively employed for purposes of my participation in the Plan.

9.    I understand that the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Plan, or my acquisition or sale of the underlying Common Stock. I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Plan before taking any action related to the Plan.

10.    I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this Agreement and any other subscription materials by and among, as applicable, the Employer, the Company and/or any Subsidiary for the exclusive purpose of implementing, administering and managing my participation in the Plan. I understand that the Company and/or the Employer may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all options to purchase shares of Common Stock or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”). I understand that Data may be transferred to a stock plan service provider selected by the Company currently or in the future to assist the Company with the implementation, administration and management of the Plan. I understand that the recipients of Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of Data by contacting my local human resources representative. I authorize the Company, a stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Plan. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. I understand, however, that refusing or withdrawing my consent may affect my ability to participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

11.    I understand that if I have received this Agreement, or any other document related to this Agreement and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

12.    I acknowledge and agree that the option to purchase shares of Common Stock shall be subject to any special provisions set forth in the Appendix for my country of residence, if any. I further acknowledge and agree that if I relocate to one of the countries included in the Appendix during the Offering Period, the special provisions for such country shall apply to me to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.

13.    This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

14.    I understand that the Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon me, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

15.    I understand that the Company may, in its sole discretion, decide to deliver any documents related to the Plan by electronic means or request my consent to participate in the Plan by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
16.    I understand that in the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
17.    I understand that this Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where the option to purchase shares of Common Stock is made and/or to be performed.
18.    The Company reserves the right to impose other requirements on my participation in the Plan to the extent the Company determines it is necessary or advisable to comply with local law or facilitate the administration of the Plan, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19.    I hereby agree to be bound by the terms of the Plan. The effectiveness of this Agreement is dependent upon my eligibility to participate in the Plan.
20.    I UNDERSTAND THAT THIS AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

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